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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 31, 2003


                               MAXWORLDWIDE, INC.
             (Exact name of registrant as specified in its charter)



             Delaware                 000-49906              46-0487484
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(State or other jurisdiction         (Commission          (IRS Employer
of incorporation or organization)    File Number)         Identification No.)

50 West 23rd Street, Fourth Floor
New York, New York                                       10010
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(Address of principal executive offices)               (Zip Code)

Registrant's telephone number, including area code:  (212) 302-2424


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Item 2. Acquisition or Disposition of Assets.

      On July 31, 2003, Millie Sub, LLC ("Millie Sub"), a Delaware limited liability company and an indirect newly formed wholly-owned subsidiary of MaxWorldwide, Inc., a Delaware corporation ("MaxWorldwide"), merged with Millie Acquisition Sub, LLC ("Millie Acquisition"), a Delaware limited liability company and wholly-owned subsidiary of Focus Interactive, Inc., a Delaware corporation f/k/a The Excite Network, Inc. ("Focus"), consummating the sale (the "Transaction") of substantially all of the assets of MaxWorldwide's online business (the "Online Assets") to Focus, consisting primarily of offering and selling online advertising inventory to advertisers and performing advertising sales services.

      The Transaction was effected pursuant to an Agreement and Plan of Merger (the "Merger Agreement"), dated March 12, 2003, among MaxWorldwide, its wholly-owned subsidiaries, L90, Inc., a Delaware corporation ("L90") and Picasso Media Acquisition, Inc., a Delaware corporation ("Picasso Media"), Millie Sub, Focus, Millie Acquisition and Bulldog Holdings, Inc., a Delaware corporation and Focus's parent company ("Bulldog"). In consideration of the Online Assets, Focus
(i) paid $3,000,000 in cash upon the closing of the transactions contemplated by the Merger Agreement (the "Closing"), (ii) has agreed to pay $2,000,000 in cash upon the first anniversary of the Closing or six months thereafter, at the election of Focus and (iii) has agreed to pay up to $1,000,000 in cash based on the gross billings of the Online Assets during 2003 (collectively, the "Merger Consideration"). In addition, Focus agreed to pay to MaxWorldwide 70% of the accounts receivable transferred to Focus under the Merger Agreement and collected by Focus during the eight month period beginning four months after the Closing (net of certain expenses and accounts payable associated with such accounts receivable).

      To secure Focus' payment of the Merger Consideration not paid at the Closing, Focus granted MaxWorldwide a security interest in certain of Focus' assets. Additionally, until such time as the Merger Consideration is paid in full, MaxWorldwide has the right to designate one member to Bulldog's board of directors.

      As part of the transaction, MaxWorldwide, L90, Picasso Media and Millie Sub executed agreements typically entered into in connection with the merger of a subsidiary, which agreements are described in the Merger Agreement. The holders of a majority of MaxWorldwide's outstanding stock, the sole stockholder of L90, the sole stockholder of Picasso Media and the members of Millie Sub, approved the Transaction. MaxWorldwide received an opinion from its financial advisor that the Transaction is fair to MaxWorldwide's stockholders from a financial point of view.

      On August 1, 2003, MaxWorldwide issued a press release announcing the transaction, a copy of which is annexed hereto as Exhibit 99.1.


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Item 7. Financial Statements, Pro Forma Financial Statements and Exhibits.


      (c)  Exhibits.

           99.1         Press Release of MaxWorldwide, Inc. dated August 1, 2003


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                                    SIGNATURE

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 6, 2003                 MAXWORLDWIDE, INC.
                               a Delaware corporation


                               By:   /s/ Peter M. Huie
                                  ---------------------------------
                               Peter M. Huie, General Counsel, Senior
                               Vice President Corporate Affairs, Secretary


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                                  EXHIBIT INDEX

Exhibit No.     Description
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99.1             Press Release of MaxWorldwide, Inc. dated August 1, 2003


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